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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITOR'S CONSENT



We consent to the use in the Form SB-2 Registration Statement and Prospectus of Cotton Valley Resources Corporation ("The Company") of our reports dated September 15, 1997 and January 30, 1998 accompanying the consolidated financial statements of The Company and the financial statements of Aspen Energy Corporation, respectively contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



HEIN + ASSOCIATES LLP
Certified Public Accountants


March 13, 1998
Dallas, Texas